UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 12, 2005

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        On December 12, 2005, the Compensation Committee of the Board of Directors of Journal Communications, Inc. (the “Company”) approved annual incentive award targets for 2006 for the Company’s executive officers pursuant to the Management Annual Incentive Plan. Corporate executives may earn cash bonuses on the basis of a combination of (a) the Company’s 2006 revenue growth and return on equity and (b) an assessment of each individual’s performance. Presidents of the Company’s subsidiaries may earn cash bonuses on the basis of a combination of (i) the Company’s 2006 revenue growth and return on equity, (ii) an assessment of each individual’s performance and (iii) the subsidiary’s performance in 2006 relative to financial targets that vary among the subsidiaries, including revenue growth, pretax return on sales, return on invested capital, newspaper circulation and value added by manufacturing growth. The threshold, target and maximum annual cash bonus that may be earned in 2006 is 30%, 60% and 90%, respectively, of base salary for the Company’s chief executive officer and 15-25%, 30-50% and 45-75%, respectively, of base salary for other executive officers.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: January 9, 2006	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President and General Counsel